Exhibit 10.1
Brighthouse Financial, Inc.
Amended and Restated 2017 Stock and Incentive Compensation Plan
(Effective March 27, 2025)
Article 1. Establishment, Purpose, and Duration
1.1    Establishment of the Plan.
This Amended and Restated 2017 Stock and Incentive Compensation Plan (the “Plan”) was originally adopted by the Board of Directors on August 9, 2017, and approved by the Company’s stockholders on May 23, 2018. The Plan was subsequently amended by the Board of Directors on November 16, 2018, and on November 14, 2019. The Plan was further amended and restated by the Board of Directors as set forth herein on March 27, 2025 (the “Effective Date”), subject to approval by the Company’s stockholders at the Company’s 2025 Annual Meeting. Awards granted on or before March 27, 2025, will continue to be governed by the terms of the Plan that were in effect on their respective grant date.
The Plan permits the grant of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.
1.2    Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company and Affiliates by linking the personal interests of the Participants to those of the Company’s stockholders, and by providing Participants with an incentive for strong performance.
The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.
1.3    Duration of the Plan. The Plan shall remain in effect, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to Article 15 herein, until the earlier of (i) the tenth anniversary of the Effective Date, or (ii) such time as all Shares subject to the Plan have been distributed, purchased or acquired according to the Plan’s provisions. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.
Article 2. Definitions
Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power of such corporation or of the capital interest or profits interest of such partnership or other entity.
2.2    “Award” means, individually or collectively, a grant under this Plan of NQSOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards, in each case subject to the terms of this Plan.
2.3    “Award Agreement” means either (i) a written agreement entered into by the Company or an Affiliate and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company or an Affiliate to a Participant describing the terms and provisions of such Award. In either case, the writing may take electronic form.
2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.5    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.6    “Cash-Based Award” means an Award granted under Article 10 herein, the value of which is denominated in cash as determined by the Committee and which is not any other form of Award described in this Plan.
2.7    “Cause” means: (i) a Participant’s conviction or plea of nolo contendere to a felony; or (ii) an act of dishonesty or misconduct on a Participant’s part that results or is believed likely to result in material damage to the Company’s business or reputation; or (iii) a material violation by a Participant of Company policy, the Agreement to Protect Corporate Property or any other employment obligation or standard of conduct that has been communicated to the Participant where such violation played a role in the Company’s decision to terminate the Participant.
2.8    “Change of Control” shall occur if any of the following events occur after the Effective Date:
(i)    Any Person acquires (other than directly from the Company) Beneficial Ownership, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined Voting Power of the Company’s securities;
(ii)    Within any twenty-four (24) month period, the individuals who were Directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors or the Board of Directors of any successor to the Company; provided, that any Director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this Section 2.8(ii); provided, further, notwithstanding the foregoing, that no individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a

Person other than the Board, including by reason of any agreement intended to avoid or settle any such election contest or solicitation of proxies or consents, shall be considered an Incumbent Director for purposes of this Section 2.8(ii); or
(iii)    The stockholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation, or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than thirty percent (30%) of the consolidated assets of the Company immediately prior to such Corporate Event.
(iv)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the approval by the Board of a plan of complete or partial liquidation or dissolution of an Affiliate of the Company that is a life insurance operating company, which Affiliate’s assets represent fifty percent (50%) or more of the combined assets of all Affiliates of the Company that are life insurance operating companies measured as of the date immediately preceding the date the liquidation or dissolution is approved.
Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the combined Voting Power of the Company’s securities as a result of acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of securities over which such Person has Beneficial Ownership; provided, that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional securities that increase the then outstanding combined Voting Power of the Company’s securities Beneficially Owned by such Subject Person, then a Change of Control shall occur.
2.9    “Change of Control Price” means the highest price per share of Shares offered and accepted in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the common stock on any of the thirty (30) trading days immediately preceding the date on which a Change of Control occurs.
2.10    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2.11    “Committee” means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer the Plan, or the Board.
2.12    “Company” means Brighthouse Financial, Inc., a Delaware corporation, and any successor thereto as provided in Article 17 herein.
2.13    “Constructively Terminated” means, unless otherwise specified by the Committee in the Award Agreement, a voluntary termination of employment by an Employee within ten (10) business days after any of the following actions by the Company, Affiliate, or person acting on behalf of either:
(i)    Requiring the Employee without his/her consent to be based as his/her regular or customary place of employment at any office or location more than fifty (50) miles from the location at which the Employee performed his/her duties immediately prior to the Change of Control, or in a state other than the one in which the Employee performed his/her duties immediately prior to the Change of Control, in each case except for travel reasonably required in the performance of the Employee’s responsibilities;
(ii)    In the case of an Employee, a material reduction in the Employee’s target cash compensation opportunity below the opportunity in effect at the time of a Change of Control; or
(iii)    Other than an unintentional payroll error in the normal course, in the case of an Employee, failing to pay the Employee's base salary, other wages, or employment-related benefits as required by law.
2.14    “Director” means any individual who is a member of the Board of Directors of the Company.
2.15    “Effective Date” means March 27, 2025.
2.16    “Employee” means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan. For greater clarity, and without limiting the generality of the foregoing, individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.
2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.18    “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the National Association of Securities

Dealers Automated Quotations or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.
2.19    “Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Committee.
2.20    “Grant Price” means the price against which the amount payable is determined upon exercise of an SAR.
2.21    “Insider” shall mean an individual who is, on the relevant date, an “executive officer,” as defined under the Exchange Act and Rule 3b-7 (17 C.F.R. Section 240.3b-7), or an “officer” as defined under Section 16 of the Exchange Act and Rule 16a-1 (17 C.F.R. Section 240.16a-1), or any successor to such rules under the Exchange Act, as determined by the Company.
2.23    “Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an incentive stock option within the meaning of Section 422 of the Code or that otherwise does not meet such requirements.
2.24    “Option” means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of a Nonqualified Stock Option subject to the terms of this Plan.
2.25    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.
2.26    “Participant” means an Employee who has been selected to receive an Award, or who has an outstanding Award granted under the Plan.
2.27    “Performance-Based Compensation” means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals.
2.28    “Performance Goal” means a performance criterion selected by the Committee for a given Award for purposes of Article 11 based on one or more of the Performance Measures.
2.29    “Performance Measures” means measures as described in Article 11, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, conditions necessary for payment to be due, or value of an Award to an Insider that are designated to qualify as Performance-Based Compensation.
2.30    “Performance Period” means the period of time during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.31    “Performance Share” means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.32    “Performance Unit” means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.33    “Period of Restriction” means the period when an Award of Restricted Stock or Restricted Stock Unit or other Stock-Based Award, if applicable, is subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or upon the occurrence of other events as determined by the Committee, in its discretion.
2.34    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof; provided, however, that “Person” shall not include (i) the Company or any Affiliate or (ii) any employee benefit plan (including an employee stock ownership plan) sponsored by the Company or any Affiliate.
2.35    “Restricted Stock” means an Award of Shares subject to a Period of Restriction, granted under Article 8 herein and subject to the terms of this Plan.
2.36    “Restricted Stock Unit” means an Award denominated in units subject to a Period of Restriction, granted under Article 8 herein and subject to the terms of this Plan.
2.37    “Share” means a share of common stock of the Company, $0.01 par value per Share.
2.38    “Stock Appreciation Right” or “SAR” means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, pursuant to the terms of Article 7 herein and subject to the terms of this Plan.
2.39    “Stock-Based Award” means an equity-based or equity-related Award granted under Article 10 herein and subject to the terms of this Plan, and not otherwise described by the terms of this Plan.
2.40    “Voting Power” shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

2.41    “Voting Securities” shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.
Article 3. Administration
3.1    General. The Committee and its delegates shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee and its delegates shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.
3.2    Authority of the Committee. The Committee shall have full discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement ancillary to or in connection with the Plan, to determine eligibility for Awards, and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 15, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including, without limitation, any that are necessary or appropriate to comply with the laws or compensation practices of the countries and other jurisdictions in which the Company and Affiliates operate.
3.3    Delegation. The Committee may delegate to one or more of its members or to one or more Directors or officers of the Company or its Affiliates, any of its duties or powers as it may deem advisable; provided, however, that any such delegate shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated pursuant to this Section 3.3. Subject to the terms of the previous sentence, the Committee may delegate to any individual(s) such administrative duties or powers as it may deem advisable. By approving this Plan as drafted, the Committee hereby delegates each of its administrative powers under this Plan to the officer who is Head of Compensation and Benefits at the Company.
Article 4. Shares Subject to the Plan and Maximum Awards
4.1    Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be the sum of (a) 910,000 and (b) 1,879,624 (such total number of Shares, including those resulting from adjustments authorized under the Plan, the “Total Share Authorization”). Any Shares issued in connection with any Award shall be counted against the limit as one (1) Share for every one (1) Share issued. The maximum aggregate number of Shares that may be granted in the form of Nonqualified Stock Options shall be equal to the Total Share Authorization.
Awards that are not settled in Shares shall not reduce any of the Total Share Authorization. If any Stock Option or Stock Appreciation Right granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of Shares underlying such unexercised Stock Option or any unexercised Stock Appreciation Right shall again be available for the purposes of Awards under this Plan. If any Shares of Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units or Stock Units awarded under this Plan to a Participant are forfeited or repurchased by the Company for any reason, the number of forfeited or repurchased Shares of Restricted Stock, or Shares underlying any Performance Share, Performance Unit, Restricted Stock Unit, Stock Unit or other Stock-Based Award shall again be available for the purposes of Awards under this Plan.
Notwithstanding anything else herein, (i) the total number of Options, Stock Appreciation Rights or other Stock-Based Awards (subject to exercise) that have been exercised, regardless of whether any of the Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement, (ii) any Shares used to pay any exercise price on any Award granted under the Plan that is subject to exercise (including, without limitation, any Options, Stock Appreciation Rights or other Stock-Based Awards (subject to exercise)) and (iii) any Shares used to satisfy tax withholding obligations with respect to any and all Awards granted under the Plan, shall in each case be counted against the Total Share Authorization and shall no longer be available for purposes of granting Awards under this Plan. In addition, Shares repurchased by the Company on the open market using proceeds from the exercise of any Award shall not increase the Total Share Authorization available for future grant of Awards hereunder.
The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Restricted Stock or Restricted Stock Units. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.
Unless and until the Committee determines that an Award to an Insider shall not be designated as Performance-Based Compensation, the following limits (“Award Limits”) shall apply to grants of Awards to Insiders under the Plan:
(a)    Options and SARs: The maximum aggregate number of Shares that may be granted in the form of Options or Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant, shall be two million (2,000,000).
(b)    Restricted Stock/Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be one million (1,000,000).
(c)    Performance Shares/Performance Units: The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be one million (1,000,000) Shares, or equal to the value of one million (1,000,000) Shares determined as of the date of vesting or payout, as applicable.

(d)    Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed ten million dollars ($10,000,000) determined as of the date of vesting or payout, as applicable.
(e)    Stock Awards: The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Participant shall be one million (1,000,000).
4.2    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to this Plan. The Committee shall also make appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive, and binding on Participants under the Plan.
Subject to the provisions of Article 15 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any such corporate event or transaction upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion as provided in the previous sentence.
4.3    Minimum Vesting, Performance Period and Period of Restriction. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award of NQSOs, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or other Stock-Based Award(collectively, “Equity Awards”), (i) the Period of Restriction with respect to any such Award of Restricted Stock, Restricted Stock Units or other Stock-Based Award, (ii) the Performance Period with respect to any such Award of Performance Shares, Performance Units or other Stock-Based Award and (iii) the vesting period with respect to any such NQSO, Stock Appreciation Right or other Stock-Based Award shall each be no less than one (1) year; provided, that, subject to the terms of the Plan, the Committee may (at the time of grant or thereafter) provide for the earlier lapsing of restrictions or the vesting of the Equity Award in connection with death, disability, retirement, a Change of Control or involuntary termination; and provided further, that, subject to the limitations set forth in Section 4.1, Equity Awards with respect to up to five percent (5%) of the Total Share Authorization may be granted that are not subject to the foregoing limitations.
Article 5. Eligibility and Participation
5.1    Eligibility. Individuals eligible to participate in the Plan include all Employees.
5.2    Actual Participation. Subject to the provisions of the Plan, the Committee or the officer who is the Head of Compensation and Benefits for the Company may, from time to time, select from all eligible Employees, those who will be granted Awards and shall set the nature, terms, and amount of each Award. However, with regard to Employees who are Insiders, only the Committee may determine the individuals eligible for an Award and use its discretion to determine the nature, terms, and amount of each Award.
Article 6. Stock Options
6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its discretion.
6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine.
6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price may include an Option Price based (i) on one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) an Option Price that is set at a premium to the FMV of the Shares on the date of grant, or (iii) an Option Price that is indexed to (but in no event less than 100% of) the FMV of the Shares on the date of grant, with the index determined by the Committee in its discretion.
6.4    Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
The Option Price upon exercise of any Option shall be payable to the Company in full in a form and method approved or accepted by the Committee in its sole discretion subject to such rules and regulations as the Committee may establish.
Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Committee shall cause to be delivered to the Participant Share certificates, evidence of book entry Shares, or other evidence of Share ownership determined by the Company, in each case in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined or accepted by the Committee, all payments in cash shall be paid in United States dollars.
6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted pursuant to this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed and/or traded.
6.8    Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
6.9    Nontransferability of Options. Except for: (1) transfers without consideration for which the Committee may provide in a Participant’s Award Agreement at the time of grant or otherwise, or (2) transfers of specific vested or currently exercisable options exclusively to a former spouse under the terms of a final divorce decree issued by a court of competent jurisdiction, each NQSO granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or otherwise by the Committee consistent with this Section 6.9, all NQSOs granted to a Participant under this Article 6 shall be exercisable during the Participant's lifetime only by such Participant.
6.10    Substituting SARs. Regardless of the terms of the Award Agreement, the Committee shall have the right to substitute SARs for outstanding Options granted to any Participant, provided that (i) the substituted SARs call for settlement by the issuance of Shares or by the issuance of Shares or cash as determined by the Committee in its discretion, and (ii) the terms of the substituted SARs and economic benefit of such substituted SARs (including the difference between the Grant Price and Fair Market Value of the Shares associated with the SARs compared to the difference between the Option Price and Fair Market Value of the Shares underlying the Options) are equivalent to the terms and economic benefit of the Options being replaced, as determined by the Committee; provided, further, that the substituted SARs shall be consistent with the third paragraph of Section 7.1. The Committee may, based on a determination that this Section 6.10 creates adverse accounting consequences for the Company or otherwise, nullify this Section 6.10.
6.11    Dividends and Other Distributions. Holders of Options granted hereunder shall not be credited with dividends, dividend equivalents, or other additional rights or benefits on account of dividends declared or paid with respect to the underlying Shares, except as provided in Section 4.2.
Article 7. Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion.
The SAR Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price may include a Grant Price based on (i) one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or (iii) is indexed to (but in no event less than 100% of) the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion.
The compensation payable under the SAR shall not exceed the excess of the FMV of the Shares underlying the Options (disregarding any lapse restrictions) on the date the SARs are exercised over the amount specified on the date of grant. The number of Shares subject to the SARs must be fixed on or before the date of grant, the exercise price of the SARs may not be less than the FMV of the Shares underlying the SARs (disregarding any lapse restrictions) on the date of grant. The terms of the SARs may not permit the deferral of compensation from the SARs beyond the date the SARs are exercised.
7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.
7.3    Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and reflected in the Award agreement. Except as otherwise determined by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.
7.4    Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5    Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)    The difference between the FMV of a Share on the date of exercise over the Grant Price; by
(b)    The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee), in some combination thereof, or in any other form approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.
7.6    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
7.7    Nontransferability of SARs. Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each SAR granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee consistent with this Section 7.7, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
7.8    Other Restrictions. Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.
7.9    Dividends and Other Distributions. Holders of SARs granted hereunder shall not be credited with dividends, dividend equivalents, or other additional rights or benefits on account of dividends declared or paid with respect to the underlying Shares, except as provided in Section 4.2.
Article 8. Restricted Stock and Restricted Stock Units
8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of

Restricted Stock and/or Restricted Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.
8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and any such other provisions as the Committee shall determine.
8.3    Nontransferability of Restricted Stock and Restricted Stock Units. Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each of the Shares of Restricted Stock and/or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement or otherwise. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as provided in the Award Agreement or otherwise by the Committee consistent with this Section 8.3.
8.4    Other Restrictions. The Committee shall impose, in the Award Agreement or otherwise, such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
To the extent deemed appropriate by the Committee subject to Section 18.5, the Company may retain any certificates issued to represent Shares of Restricted Stock, or Shares delivered in consideration of Restricted Stock Units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse and appropriate taxes are paid. The Company may make appropriate notations in any book entry register of the restrictions on transferability and potential for forfeiture.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
8.5    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following (or legend of similar effect determined by the Committee):
The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Amended and Restated Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Brighthouse Financial, Inc.
8.6    Voting Rights. To the extent required by law, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.7    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion; provided, however, that any dividends or dividend equivalents under an Award will be subject to the same vesting and performance conditions and payment dates as the corresponding Restricted Stock or Restricted Stock Units, as applicable, and in no event shall any dividends or dividend equivalents be paid to a Participant unless and until the Award to which they relate has vested. The Committee may apply any additional restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units; provided, however, that in no event shall dividends or dividend equivalents be paid or distributed until the vesting restrictions of the corresponding Award lapse.
8.8    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
8.9    Payment in Consideration of Restricted Stock Units. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares of equivalent value (based on the FMV, as defined in the Award Agreement at the time of grant or otherwise by the Committee), in some combination thereof, or in any other form determined by the Committee at its sole discretion. The Committee’s determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the Restricted Stock Unit.
Article 9. Performance Shares and Performance Units

9.1    Grant of Performance Shares and Performance Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.
9.2    Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant and, to the extent the Committee establishes such initial value with relation to the value of a Share, shall have an initial value equal to the FMV of a Share on the date of grant. The Committee shall set performance criteria for a Performance Period in its discretion which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and documented in the Award Agreement, the value and/or number of each Performance Share or Performance Unit that will be paid to the Participant.
9.3    Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units determined as a function of the extent to which the corresponding performance criteria have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.
9.4    Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or reserved for later determination.
9.5    Dividends and Other Distributions. Except as provided in Section 4.2, no one holding Performance Shares or Performance Units will receive dividends, dividend equivalents, or other additional rights or benefits on account of dividends declared or paid with respect to the Shares.
9.6    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares/Performance Units following termination of the Participant’s employment with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares/Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7    Nontransferability of Performance Shares and Performance Units. Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each Performance Share/Performance Unit granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee consistent with this Section 9.7, a Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.
Article 10. Cash-Based Awards and Stock-Based Awards
10.1    Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time and time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
10.2    Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Committee. For each Cash-Based Award, the Committee may establish performance criteria in its discretion. If the Committee exercises its discretion to establish such performance criteria, the number and/or value of Cash-Based Awards that will be paid out to the Participant will be determined, in the manner determined by the Committee, by the extent to which the performance criteria are met.
10.3    Payment in Consideration of Cash-Based Awards. Subject to the terms of this Plan, the holder of a Cash-Based Award shall be entitled to receive payout on the value of Cash-Based Award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved.
10.4    Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards shall be as determined by the Committee and evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards (the applicable date regarding which aggregate FMV shall be determined by the Committee). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
10.5    Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.6    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant’s employment with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
10.7    Nontransferability of Cash-Based Awards and Stock-Based Awards. Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each Cash-Based Award and Stock-Based Award granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee consistent with this Section 10.7, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.
10.8    Dividends and Other Distributions. During the Period of Restriction, Participants holding Stock-Based Awards granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion; provided, however, that any dividends or dividend equivalents under an Award will be subject to the same vesting and performance conditions and payment dates as the corresponding Stock-Based Award, and in no event shall any dividends or dividend equivalents be paid to a Participant unless and until the Award to which they relate has vested. The Committee may apply any additional restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents; provided, however, that in no event shall dividends or dividend equivalents be paid or distributed until the vesting restrictions of the corresponding Award lapse.
Article 11. Performance-Based Compensation and Performance Measures
The Committee may condition the vesting or payment of an Award on the attainment of one or more Performance Goals, as determined by the Committee in its discretion. Each Performance Measure, subject to any other provisions of this Article 11 and the Plan and to the extent applicable, may be calculated in accordance with generally accepted accounting principles applicable to the Company, statutory accounting principles, or in a manner consistent with the Company’s publicly disclosed calculation method for the specified measure. Each Award subject to a Performance Measure will be adjusted to such method of calculation as may be provided by the Committee in any Award Agreement or otherwise connection with the establishment of or any evaluation of attainment of a Performance Goal, including, but not limited to:
(a)    Capital targets (including but not limited to, variable annuity target funding and risk-based capital ratios);

(b)    Cash flow (including but not limited to, free cash flow, gross cash flow, statutory cash flow and return on capital measured on a consolidated basis or by Company/Affiliate);
(c)    Customer satisfaction;
(d)    Decrease in fixed expenses;
(e)    Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;
(f)    Earnings per share;
(g)    Gross or operating margins;
(h)    Growth of assets under management;
(i)    Expense targets or ratio or other expense-related target measures;
(j)    Net earnings or net income (before or after taxes);
(k)    Net sales and/or sales growth;
(l)    Net operating earnings;
(m)    Operating earnings (on a consolidated basis or by Company/Affiliate);
(n)    Operating earnings per share;
(o)    Operating efficiency (including but not limited to, decreases in operating expense);
(p)    Operating return on equity;
(q)    Productivity ratios;
(r)    Ratings from rating agencies (including but not limited to, maintaining a minimum rating or an increase in rating);
(s)    Return measures (including, but not limited to, return on assets, capital, equity, or sales);
(t)    Revenue growth;
(u)    Share price (may include, but is not limited to, growth measures and total shareholder return);
(v)    Value of new business (VNB).
Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any individual Affiliate of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. In the Award Agreement, the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goal(s).

The Committee may provide in any Award Agreement or otherwise in connection with an Award that any evaluation of attainment of a Performance Goal may include or exclude certain items, including, but not limited to, any of the following events that occurs during the relevant period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items, including but not limited to those described in Accounting Standards Codification 225-20, Income Statement: Extraordinary and Unusual Items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) defined and publicly disclosed loss mitigation strategies that improve Company solvency but may impact performance.
To the extent that applicable securities laws permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
Article 12. Beneficiary Designation
A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. To the extent permitted by the Committee in the Award Agreement or otherwise, a Participant may designate a beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. Except to the extent otherwise determined by the Committee in the Award Agreement or otherwise, if no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death then the beneficiary shall be the individual named by the Participant as the beneficiary for their employer-provided life insurance coverage. If there is no beneficiary for employer-provided life insurance coverage for any reason, then the beneficiary shall be the Participant’s estate.
Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both, in favor of another method of determining beneficiaries.
Article 13. Rights of Employees
13.1    Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate.
Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company or an Affiliate and, accordingly, subject to the terms of this Plan, this

Plan may be terminated or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise except as provided in this Plan.
For purposes of the Plan, unless otherwise provided by the Committee, transfer of employment of a Participant between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment. The Committee may stipulate in a Participant’s Award Agreement or otherwise the conditions under which a transfer of employment to an entity that is spun-off from the Company or an Affiliate or a vendor to the Company or an Affiliate, if any, shall not be deemed a termination of employment for purposes of an Award.
13.2    Participation. No Employee shall have the right to be selected to receive an Award. No Employee, having been selected to receive an Award, shall have the right to be selected to receive a future Award or (if selected to receive such a future Award) the right to receive such a future Award on terms and conditions identical or in proportion in any way to any prior Award.
13.3    Rights as a Stockholder. A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 14. Change of Control
14.1    Alternative Awards. Notwithstanding Section 14.2 below, no cancellation, acceleration of vesting, lapsing of restrictions, payment of Award, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Article 17; provided that any such Alternative Award must:
(a)    Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change of Control;
(b)    Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
(c)    Have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and
(d)    Have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or Constructively Terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.
14.2    Accelerated Vesting and Payment. Subject to the provisions of Section 14.1 or as otherwise provided in the Award Agreement, in the event of a Change of Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange:
(a)    Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment is involuntarily terminated for any reason except Cause within twelve (12) months following such Change of Control, the Participant shall have until the earlier of (i) twelve (12) months following such termination date, or (ii) the term of the Option or SAR, to exercise such Options or SARs;
(b)    Any Period of Restriction and other restrictions imposed on Restricted Stock, Restricted Stock Units or Stock-Based Awards shall lapse, and Restricted Stock Units shall be immediately payable;
(c)    The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares (including but not limited to Awards intended to be Performance-Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control:
(i)    The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control; and
(ii)    Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control; and
(d)    Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately vest and pay out all Cash-Based Awards and other Stock-Based Awards as determined by the Committee.
The Committee shall have the ability to unilaterally determine that all outstanding Awards are cancelled upon a Change of Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change of Control Price within a reasonable time subsequent to the Change of Control; provided, however, that no such payment shall be made on account of an Option or SAR using a value higher than the FMV on the date of settlement. In the event the

Change of Control Price is less than or equal to the Option Price of an Option or the Grant Price of a SAR, such Option or SAR may be canceled without payment.
Article 15. Amendment, Modification, Suspension, and Termination
15.1    Amendment, Modification, Suspension, and Termination. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided, however, that:
(a)    Without the prior approval of the Company’s stockholders, Options and SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price of a previously granted Option or SAR or the grant of another Award or payment in cash in substitution of such Options or SARs.
(b)    To the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation, or exchange requirement.
15.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (other than those described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.
15.3    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Notwithstanding the prior sentence, any discretionary actions reserved to the Committee under the Plan, Award Agreements and any administrative rules documents are deemed not to adversely affect Award holder rights and do not need written consent of the Participant.
15.4    Acceleration. Subject to the provisions of the Plan and the restrictions imposed by Section 4.3, the Committee shall have the full authority, in its sole discretion, to accelerate the time or times at which Awards become vested, unrestricted or exercisable.
Article 16. Withholding
The Company or any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA or other employment tax obligations or tax penalties that can be assessed against the participant including those under Section 409A of the Code), that the Company or any Affiliate determines is required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares, or withholding taxes from other compensation available and payable to the Participant. Alternatively, the Participant may make other arrangements for the payment of taxes, in either case on such conditions as the Committee specifies.
Article 17. Successors
Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.
Article 18. General Provisions
18.1    Forfeiture Events. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of events in addition to any otherwise applicable vesting or performance conditions of an Award, to the extent consistent with law. Such events shall include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of employment under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, other conduct by the Participant that is detrimental to the business or reputation of the Company and Affiliates or in conditions under which the Participant is subject to compensation recoupment under any such policy in effect from time to time. If all or any portion of an Award granted under the Plan, or the delivery of Shares pursuant thereto, would fail to comply with applicable law, listing rule or other regulation, such Award may be settled in cash in the sole discretion of the Committee.
All Awards will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any applicable clawback, forfeiture or other similar policy adopted by the Board and as in effect from time to time; and (ii) applicable law.
18.2    Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
18.3    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:
(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
18.4    Investment Representations. The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares or make such other representations, warranties, or covenants that the Committee shall determine to be necessary or appropriate to assure that the grant, terms, and/or payment of any Award complies with applicable law.
18.5    Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law or the rules of any stock exchange.
18.6    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative, or any other person. Awards shall be general, unsecured obligations of the Company, except that if an Affiliate executes an Award Agreement instead of the Company (including, without limitation, with respect to an Award to an Employee outside the United States or otherwise) the Award shall be a general, unsecured obligation of the Affiliate and not any obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made hereunder shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
18.7    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In such an instance, unless the Committee determines to round payments up to the nearest whole Share, determines that payment shall be made in cash, or determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated.
18.8    Other Compensation and Benefit Plans. Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies, or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program, or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant’s rights, accruals or benefits under any such other plan, policy, program, or arrangement.

18.9    No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) to limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.
Article 19. Legal Construction
19.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
19.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
19.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under the Plan.
The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s or the Affiliate’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
To the extent that Code Section 409A applies to an Award under this Plan, this Plan and all of the terms of that Award are intended to comply with Code Section 409A and shall be interpreted accordingly.
19.4    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.